UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 4, 2014

BIOSPECIFICS TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-34236	11-3054851
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
Of Incorporation)		Identification No.)

35 Wilbur Street
Lynbrook, NY 11563
(Address of Principal Executive Office) (Zip Code)

516.593.7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

INTRODUCTORY COMMENT

            Throughout this Current Report on Form 8-K, the terms “we,” “us,” “our” and “Company” refer to BioSpecifics Technologies Corp. and its subsidiary, Advance Biofactures Corporation.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b)

On August 4, 2014, Mr. Henry Morgan informed the Board of Directors (the “Board”) of the Company of his intention to retire from the Board effective August 15, 2014.

In order for the Company to continue to avail itself of Mr. Morgan’s services following his retirement from the Board, on August 4, 2014, the Company entered into a consulting agreement with Mr. Morgan effective August 15, 2014 (the “Consulting Agreement”). In consideration for the strategic consulting services to be provided under the Consulting Agreement, the Company has agreed to pay Mr. Morgan a quarterly consulting fee in the amount of $16,250, payable in arrears each quarter, for a total of $65,000 a year, plus reasonable expenses approved in advance. The Consulting Agreement will be effective on August 15, 2014 and will terminate the earlier of the date of the first anniversary of the effective date or a change of control of the Company (as defined in the Consulting Agreement).

A copy of the Consulting Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

(d)

On August 4, 2014, pursuant to Section 2.2 of the Company’s Amended and Restated By-laws (the “Bylaws”), the Board increased the number of directors on the Board to eight (8) members. Pursuant to Section 2.3 of the By-laws, at the recommendation of the Company’s Nominating and Corporate Governance Committee, the Board appointed Dr. Max Link to serve as a director in the second class of directors, with a term expiring at the Company’s Annual Meeting of Stockholders Meeting for the year 2016.

Effective upon and contingent on Mr. Morgan’s retirement, Dr. Link will be appointed by the Board to serve as member of each of the Nominating and Corporate Governance Committee, the Compensation Committee, and the Audit Committee. Dr. Link will also serve as Chair of the Compensation Committee and as the Audit Committee Financial Expert.

In connection with Dr. Link’s appointment to the Board, the Board affirmatively determined that Dr. Link qualifies as an “independent director” under the applicable rules and requirements of Nasdaq and the rules of the Securities and Exchange Act of 1934, as amended, including Rule 10A-3. The Board has also determined that Dr. Link is an Audit Committee Financial Expert within the meaning of the rules and regulations of the Securities and Exchange Commission.

There is no agreement or understanding between Dr. Link and any other person pursuant to which he was appointed to the Board. Neither Dr. Link nor any of his immediate family has been a party to any transaction required to be disclosed under Item 404(a) of Regulation S-K.

In connection with Dr. Link’s appointment to and service on the Board and consistent with the compensation arrangements for non-employee directors as described under the heading Director Compensation in the Company’s 2014 Proxy Statement, Dr. Link will receive an annual cash retainer for his service on the Board. Upon Mr. Morgan’s retirement effective August 15, 2014, Dr. Link will be appointed to the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee and will serve as Chair of the Compensation Committee and will receive fees commensurate with such service as determined by the Company’s Board of Directors. Dr. Link may also receive additional fees for service as the Audit Committee Financial Expert. In addition, Dr. Link was granted a stock option award of 15,000 shares of the Company’s common stock pursuant to the Company’s Amended and Restated 2001 Incentive Plan consistent with awards previously granted to the Company’s directors. Dr. Link and the Company also entered into a Non-Employee Director Change of Control Agreement consistent with the change in control arrangements provided to other non-employee directors of the Company as further described in the Company’s 2014 Proxy Statement.

On August 5, 2014, the Company issued a press release announcing Dr. Max Link’s appointment to the Board, which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)      Exhibits

10.1	Consulting Agreement, dated as of August 4, 2014, by and between BioSpecifics Technologies Corp. and Mr. Henry Morgan

99.1	Press Release, dated August 5, 2014, of the Company

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2014	BIOSPECIFICS TECHNOLOGIES CORP.
——————————————————
(Registrant)

/s/ Thomas L. Wegman
——————————————————
Thomas L. Wegman
President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consulting Agreement, dated as of August 4, 2014, by and between BioSpecifics Technologies Corp. and Mr. Henry Morgan

99.1	Press Release, dated August 5, 2014, of the Company